Exhibit 99.11


                               Register.com, Inc.
                                575 Eighth Avenue
                               New York, NY 10018

                               September 13, 2005

Mr. James A. Mitarotonda
Barington Companies Equity Partners, L.P.
888 Seventh Avenue
New York NY 10019

Gentlemen:

            This memorializes our mutual agreement as to the matters below, in connection with (a) the letter from Barington Companies Equity Partners, L.P. ("Barington") dated June 30, 2005 (the "Stockholder Nomination") providing notice to Rigerter.com, Inc. (the "Company") of Barington's intention to nominate certain individuals for election as directors of the Company at its 2005 Annual Meeting of Stockholders (the "2005 Meeting"), and (b) the preliminary proxy material subsequently filed by Barington with the Securities and Exchange Commission with respect to the 2005 Meeting (the "Preliminary Proxy Material").

1. Barington hereby withdraws the Stockholder Nomination, and will promptly withdraw the Preliminary Proxy Material, and the counter-parties to this letter agreement and their respective affiliates and associates (as such terms are defined in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) shall immediately cease all efforts in furtherance of the Stockholder Nomination and any related solicitation and shall not vote, deliver or otherwise use any proxies heretofore obtained in connection with the Stockholder Nomination. At any time prior to the Expiration Date (as defined below), neither the counter-parties to this letter agreement nor any of their respective affiliates and associates (the "Bound Parties" shall (X) solicit proxies or engage in a proxy contest with respect to the election of directors or any proposal to be considered at a meeting of Company stockholders called for the purpose of electing directors to the Company's Board of Directors (any such meeting, an "Election Meeting") or present any proposal for consideration at such meeting (provided, however, that the Bound Parties shall not be prohibited from soliciting proxies in opposition to any proposals presented by the Company or any third party at the Election Meeting that do not relate to the election of directors), (Y) encourage any other person to solicit proxies or engage in a proxy contest with respect to the election of directors or any other proposal to be considered at an Election Meeting or present any other proposal for consideration at such meeting, or (Z) act, or encourage any other person to act, to cause a date to be set for the 2005 Meeting prior to the date determined by the Company's Board of Directors for such meeting.

2. The Company shall reimburse RCM Acquisition Co., LLC ("RCM") a total of --- $500,000 (the "Expense Reimbursement"), for fees, expenses, costs and disbursements incurred by it and its affiliates and associates in connection with RCM's proxy contest for the previously scheduled 2005 Meeting, and its due diligence investigation and negotiations

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September 13, 2005
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     in respect to a potential transaction with the Company, and related matters. Fifty percent (50%) of the Expense Reimbursement shall be paid promptly upon execution by all parties of this letter agreement, and the remaining fifty percent (50%) balance shall be paid immediately after the Effective Time of the Merger or the consummation of a Superior Proposal (as such terms are defined in that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 9, 2005, by and among certain parties, including Ranger Mergerco, Inc., a Delaware corporation, and the Company). RCM hereby represents and warrants to the Company that such amount reflects actual fees, expenses, costs and disbursements incurred by it and its affiliates and associates in connection with these matters.

3. Upon execution of this letter agreement, that certain Settlement Agreement, dated as of June 9, 2003, as amended, by and among certain parties including RCM and the Company, shall terminate, and shall be of no force or effect (including as to any alleged breach thereof prior to the date of this letter agreement), without any liability of any party.

4. Upon the earliest of (x) February 28, 2006 (if the Merger has not been consummated by then), (y) the termination of the Merger Agreement or (z) a vote by the stockholders of the Company against approval of the Merger Agreement, whether or not the Merger Agreement has been terminated by reason thereof (other than, in the case of (y) or (z) above, due to the Company's entering into an agreement with respect to a Superior Proposal as defined in the Merger Agreement, in which case any termination of, or vote by the stockholders of the Company against approval of the agreement with respect to such Superior Proposal shall have the effect provided for under
     (y) or (z) above) (the earliest of such dates being referred to herein as the "Expiration Date"), (i) notwithstanding the earlier occurrence of the 2005 Meeting or any other Election Meeting, the Company shall call and use its reasonable best efforts to hold an Election Meeting not less than 45 and nor more than 75 days after such Expiration Date (it being acknowledged that should the Company for any reason fail to so schedule and hold such meeting, RCM shall be entitled to cause such meeting to be held as promptly as practicable, and the Company shall reimburse RCM's reasonable out-of-pocket costs and expenses (including reasonable legal fees and court costs) incurred in connection with any action brought hereunder for the purpose of enforcing the Company's obligation to hold an Election Meeting within the aforementioned timeframe or under Section 211 of the Delaware General Corporation Law for that purpose), and (ii) a notice letter to the Company from RCM or any of its affiliates or associates which is then a holder of common stock of the Company (including without limitation Barington Companies Equity Partners, L.P. "Barington") in substantially similar form and substance (subject to update in material respects for subsequent changes, if any, in the information contained therein including, without limitation, any change in the persons named as nominees) to the Stockholder Nomination, delivered to the Company within ten (10) days after the Company's public announcement of the new date of such Election Meeting, shall be deemed to be sufficient notice under the Company's Amended and Restated By-Laws for purposes of director nominations. Subject to compliance in all material respects with the requirements of applicable law (after providing a reasonable opportunity to cure any

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September 13, 2005
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     alleged noncompliance with applicable law or the Company's Amended and
     Restated By-Laws), RCM or such affiliate or associate shall be afforded a reasonable opportunity to present, and solicit proxies in support of, a slate of nominees for election as directors at such meeting.




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September 13, 2005
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            Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

                                         Very truly yours,


                                         REGISTER.COM, INC.


                                         By: /s/ David Moore
                                            ----------------------------------
                                              David Moore
                                              Interim Chief Executive Officer

Agreed:


By: RCM ACQUISITION CO., LLC            By: RAMIUS CAPITAL GROUP, LLC
                                            By:  C4S & Co. LLC, its Managing
                                                 Member

By: /s/ James A. Mitarotonda
   ----------------------------
      James A. Mitarotonda              By: /s/ Jeffery M. Solomon
      Authorized Signatory                 ---------------------------------
                                           Jeffery M. Solomon

                                              Managing Member

By: BARINGTON COMPANIES EQUITY
    PARTNERS, L.P.                      By: STARBOARD VALUE & OPPORTUNITY FUND,
                                            LLC
      By: Barington Companies                  By:  Admiral Advisors, LLC, its
      Investors, LLC, its general              managing member
      partner

                                        By: /s/ Jeffrey M. Solomon
                                           ---------------------------------
By: /s/ James A. Mitarotonda                  Jeffrey M. Solomon
   ----------------------------               Authorized Signatory
      James A. Mitarotonda
      Managing Member


By:  BARINGTON COMPANIES OFFSHORE       By:  PARCHE, LLC
     FUND, LTD (BVI)                          By: Admiral Advisors, LLC, its
                                                  managing member

By: /s/ James A. Mitarotonda
   ----------------------------
      James A. Mitarotonda              By: /s/ Jeffrey M. Solomon
      President                            --------------------------------
                                              Jeffrey M. Solomon
                                              Authorized Signatory

JAMES A. MITAROTONDA


/s/ James A. Mitarotonda
--------------------------